Exhibit 1.1

NATIONAL GENERAL HOLDINGS CORP.

[—]% NON-CUMULATIVE PREFERRED STOCK, SERIES B

UNDERWRITING AGREEMENT

[—], 2014

[—], 2014

Morgan Stanley & Co. LLC

UBS Securities LLC

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o	UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

National General Holdings Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), an aggregate of [—] shares of its [—]% Non-Cumulative Preferred Stock, Series B, par value $0.01 per share, liquidation preference of $25.00 per share (each such share, a share of “Preferred Stock” and in such aggregate, the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [—] shares of Preferred Stock (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Preferred Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” If the firm or firms listed in Schedule I hereto include only the Managers, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. The Preferred Stock is to be issued by the Company pursuant to the provisions of the certificate of designations relating to the Preferred Stock (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing Date (as defined in Section 4).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-1 relating to the Shares. The registration statement, [as amended] at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Preferred Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering, at the Closing Date (as defined in Section 4) and at the Option Closing Date (as defined in Section 2) (as applicable), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain as of its date, the Closing Date and the Option Closing Date (as applicable) any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you by the Company before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) From the time of initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e) The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Managers to engage in Testing-the-Waters Communications. The Company reconfirms that the Managers have been authorized to act on its behalf in undertaking any Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. The Company has not authorized the Managers to use or distribute any Written Testing-the-Waters Communication unless provided to the Managers by the Company.

(f) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual

Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Company is a corporation duly and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby; each of the direct and indirect subsidiaries of the Company (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus; except as described in the Time of Sale Prospectus and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; except as described in the Time of Sale Prospectus, all of the issued and outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(h) The Company had, as of the date indicated in the Time of Sale Prospectus and the Prospectus, and will have, as of the Closing Date and any Option Closing Date, the duly authorized capitalization set forth in both the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” after giving effect to the adjustments set forth thereunder (but at any Option Closing Date not taking into account the issuance of any Additional Shares by the Company at each Option Closing Date); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in both the Time of Sale Prospectus and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(i) The Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws of the Company, under any agreement to which the Company is a party or otherwise, other than as provided for in the Time of Sale Prospectus and the Prospectus; the form of certificates evidencing the Shares conforms to the corporate law of the State of Delaware, the Second Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) and the requirements of the NASDAQ Global Market; the Certificate of Designations, the proposed form of which has been furnished to you, has been duly authorized by the Company and will have been duly filed with the Secretary of State of the State of Delaware, on or before the Closing Date.

(j) Each of the Company and its Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(k) Each of the Company and its Subsidiaries has legal, valid and defensible title to all assets and properties owned by it (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Time of Sale Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Time of Sale Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease.

(l) Each of the Company and its Subsidiaries owns or possesses such material licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intellectual property rights and know-how (collectively “Intangibles”), as are necessary to entitle it to conduct its business described in the Time of Sale Prospectus and the Prospectus, and neither the Company nor any Subsidiary has received written notice of any infringement of or conflict with (and, upon due inquiry, neither the Company nor any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m) Each of the Company and its Subsidiaries owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and its Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n) Neither the Company nor any Subsidiary has violated, or received written notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Neither the Company, any Subsidiary nor any officer, director, agent or employee purporting to act on behalf of the Company or any Subsidiary, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the

“FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment.

(p) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no outstanding loans or advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any Subsidiary or any of the members of the families of any of them.

(q) Except with respect to the Underwriters, neither the Company nor any Subsidiary has incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the transactions contemplated hereby.

(r) Neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its (i) Charter, Bylaws, or other organizational documents (collectively, “Charter Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which any of them or their respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; all contracts, agreements or other documents to which the Company or any Subsidiary is a party that are material to the Company and its Subsidiaries, taken as a whole, have been filed by the Company with the Commission.

(s) The execution, delivery and performance by the Company of this Agreement and the issuance, sale and delivery of the Shares by the Company, the use of the proceeds from the sale of the Shares as described in the Time of Sale Prospectus and the Prospectus and the consummation by the Company of the transactions contemplated hereby and thereby, and the compliance by the Company and the Subsidiaries with the terms and provisions hereunder and thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Subsidiary, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(t) This Agreement has been duly authorized, executed and delivered by the Company.

(u) The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of the Series B Preferred Stock” insofar as they purport to constitute a summary of the terms of the Preferred Stock, and under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(v) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of the transactions contemplated hereby and thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Date and (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or sold.

(w) The Company and each of its Subsidiaries have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and have all necessary licenses, permits, certificates, authorizations, consents and approvals, and have not received any written notice of any proceedings relating to the revocation or modification thereof, required in order to conduct their respective businesses as described in both the Time of Sale Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals or to make any such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any such Subsidiary, the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Both the Time of Sale Prospectus and the Prospectus contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company that are required to be described in the Registration Statement and the Prospectus; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished or made available to the Managers or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto.

(y) Other than as set forth in both the Time of Sale Prospectus and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary, or any of their respective properties, directors or officers at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; other than the Underwriters, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company or any Subsidiary in connection therewith; neither the Company nor any Subsidiary has received written notice of any order or decree preventing the use of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated.

(z) The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not have individually or in the aggregate a Material Adverse Effect; each of the Company’s Subsidiaries that is required to be organized and licensed as an insurance or reinsurance company (the “Insurance Subsidiaries”) in its jurisdiction of incorporation is duly organized and licensed as an insurance or reinsurance company in its respective jurisdiction of incorporation, and each such Subsidiary has a duly issued license or authorization to operate as an insurer or reinsurer (the “Insurance Licenses”) in each other jurisdiction in which such licensing or authorization is required; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to lead to the revocation, termination or suspension of any such Insurance Licenses; and except as disclosed in the Time of Sale Prospectus and the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Insurance Subsidiary to its respective parent.

(aa) Each of the Company and each of its Subsidiaries is in compliance with the requirements of all laws, ordinances, governmental rules or regulations or court decrees to which it may be subject, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not individually or in the aggregate have a Material Adverse Effect.

(bb) Except as disclosed in the Time of Sale Prospectus and Prospectus, neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained in reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such violations or defaults which would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor any of its Insurance Subsidiaries has received any written notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not individually or in the aggregate have a Material Adverse Effect.

(cc) The statutory annual and quarterly statements of the Insurance Subsidiaries, and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, as filed by the Insurance Subsidiaries in each jurisdiction where such filing is required, have been prepared in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the insurance laws of the jurisdiction of domicile of each Insurance Subsidiary, applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the statutory financial position of the Insurance Subsidiaries for the periods covered thereby.

(dd) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as may be otherwise stated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been (i) any event, circumstance or change that has, or would reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any Subsidiary, contemplated or entered into by the Company or any Subsidiary, (iii) any liability, obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which is material to the Company or any Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock, or any purchase by the Company or any Subsidiary of any of its outstanding capital stock, or (v) any change of the capital stock or indebtedness of the Company or any Subsidiary.

(ee) Neither the Company nor any Subsidiary is, or upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in both the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”, will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)).

(ff) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act.

(gg) The Company has not relied upon any of the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(hh) Each of the independent directors named in the Time of Sale Prospectus and the Prospectus has not within the last three years, been employed by or affiliated, directly or indirectly, with the Company or any of its Subsidiaries, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer of the Company or any of its Subsidiaries.

(ii) In connection with the offering of the Shares, neither the Company, any of the Subsidiaries, nor any of their respective affiliates has, whether directly or through any agent or person acting on its behalf (other than the Underwriters): (i) offered any shares of Preferred Stock or any securities of the Company that are substantially similar to the Preferred Stock or any other securities convertible into or exchangeable or exercisable for shares of Preferred Stock or such other securities in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in both the Time of Sale Prospectus and the Prospectus, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

(jj) There are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) the Company, any Subsidiary or any of the Company’s or any Subsidiary’s officers, directors or, to the Company’s knowledge, 5% or greater security holders or any beneficial owner of the Company unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Neither the Company, any Subsidiary nor any of their respective affiliates is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder.

(kk) None of the Company, any Subsidiary or any of their respective directors, officers, representatives (it being understood that the Underwriters are not being deemed to be such a representative for this purpose) or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ll) Each of the Company and its Subsidiaries carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by both the Time of Sale Prospectus and the Prospectus and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect.

(mm) The consolidated financial statements of the Company, including the notes and schedules thereto, included in both the Time of Sale Prospectus and the Prospectus fairly present in all material respects the final position of the Company, as of the respective dates thereof, and the results of operations and statements of cash flows for the periods then ended in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis and comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations thereunder, and there are no other historical or proforma financial statements of the Company or of businesses that have been acquired by the Company or the acquisition of which is probable or otherwise that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus; except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein; and

except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since the most recent audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(nn) BDO USA, LLP, who have certified certain financial statements and supporting schedules of the Company and its Subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, whose reports with respect to such financial statements and supporting schedules are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus and who have delivered the comfort letters referred to in Section 5(f) hereof, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(oo) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement is accurate. Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, (i) there are no material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting and (ii) there has been no material change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Time of Sale Prospectus and the Prospectus.

(pp) None of the Company, any Subsidiary, or to the Company’s or any Subsidiary’s knowledge, any employee or agent of the Company or any Subsidiary acting on behalf of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq) None of the Company, any Subsidiary or, to the knowledge of the Company or any Subsidiary, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary to the Underwriters as to the matters covered thereby.

(ss) Except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company and its Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, fines or penalties, including without limitation, all sales and use taxes and all taxes which the Company and its Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s or any Subsidiary’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; and (iv) to the knowledge of the Company, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(tt) Except as described in both the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company or any Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

(uu) Each employee benefit plan, within the meaning of Section 3(3) of ERISA that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company or each Subsidiary has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(vv) No labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is contemplated or threatened and neither the Company nor any Subsidiary is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any Subsidiary’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(ww) The statistical and market-related data included in each of the Time of Sale Prospectus and the Prospectus is based on or derived from sources that are generally accepted as reliable in the insurance industry.

(xx) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis.

(yy) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or any Subsidiary, on the other hand, which would be required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be described in the Time of Sale Prospectus or the Prospectus, which is not so described in the Time of Sale Prospectus and the Prospectus.

(zz) No approval of the stockholders of the Company under the rules and regulations of any trading market is required for the Company to issue and deliver the Shares.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[—] (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [—] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $[25.00] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[—] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[—] a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [—], 2014, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than noon (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of the Subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Sidley Austin LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) The Underwriters shall have received on the Closing Date an opinion of Jeffrey Weissmann, General Counsel of the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Mayer Brown LLP, counsel for the Underwriters, dated the Closing Date with respect to such matters as the Managers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

With respect to the negative assurance letters of Sidley Austin LLP and Mayer Brown delivered pursuant to Sections 5(c) and 5(e), each of Sidley Austin LLP and Mayer Brown LLP, respectively, may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Sidley Austin LLP and Jeffrey Weissmann described in Sections 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from BDO USA LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus and each free writing prospectus (to the extent required to be filed pursuant to Rule 433 of the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Managers.

(h) The representations and warranties of the Company contained herein shall be true and correct on the date hereof, as of the Closing Date or the Option Closing Date, as applicable, and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as applicable.

(i) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware on or before the Closing Date.

(j) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Sidley Austin LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(c) hereof;

(iii) an opinion of Jeffrey Weissmann, General Counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion and negative assurance letter of Mayer Brown LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(e) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from BDO USA LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, one (1) signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request; it being understood that the Company’s obligation to deliver such documents shall be satisfied upon the filing thereof with the Commission on EDGAR.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (subject to a maximum amount of $20,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the

Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) The Company will promptly notify the Managers if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(k) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Managers and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l) The Company also covenants with each Underwriter that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Preferred Stock or any securities of the Company that are substantially similar to the Preferred Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock or any securities of the Company that are substantially similar to the Preferred Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Preferred Stock or any securities of the Company that are substantially similar to the Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Stock or any securities of the Company that are substantially similar to the Preferred Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Preferred Stock or any securities of the Company that are substantially similar to the Preferred Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock.

The restrictions contained in the preceding paragraph shall not apply to the Shares to be sold hereunder.

(m) To use commercially reasonable efforts to list the Shares on the NASDAQ Global Market within 30 days after the Closing Date and to maintain the listing of the Shares on the NASDAQ Global Market.

(n) To prepare a final term sheet relating to the offering of the Shares, containing only the information that describes the final terms of the Shares or the offering in a form consented to by the Managers, and to file such term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, such information being limited to the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting.”

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than

30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (b) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, with a copy to the Legal Department and in care of UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate; and if to the Company shall be delivered, mailed or sent to National General Holdings Corp., 59 Maiden Lane, 38th Floor, New York, New York 10038, Attention: General Counsel.

16. Patriot Act. In accordance with the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

Very truly yours,

NATIONAL GENERAL HOLDINGS CORP.

By:
Name:
Title:

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

Morgan Stanley & Co. LLC

By:
Name:
Title:

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

[Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
UBS Securities LLC
[—]

Total:

Schedule I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [—], 2014.

2.	Pricing Term Sheet, a form of which is included in Schedule III hereto.

Schedule II-1

SCHEDULE III

Pricing Term Sheet

National General Holdings Corp.

[—] Shares of [—]% Non-Cumulative Preferred Stock, Series B

This pricing term sheet supplements the information set forth under “Description of the Series B Preferred Stock” in the preliminary prospectus, subject to completion, dated [—], 2014.

Issuer:	National General Holdings Corp.

Security:	[—]% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”)

Size:	$[—] ([—] shares)

Over-allotment Option:	$[—] ([—] shares)

Term:	Perpetual

Liquidation Preference:	$25 per share

Dividend Rate (Non-Cumulative):	At a rate per annum equal to [—]% from the date of issuance

Dividend Payment Dates:	[—]th day of [—], [—], [—] and [—] of each year, commencing on [—], 2014

Redemption:	On and after [—], 20[—], the Series B Preferred Stock may be redeemed at National General Holdings Corp.’s option in whole or in part, at a redemption price equal to $25 per share, plus declared and unpaid dividends, if any, called for redemption for prior dividend periods, if any, plus accrued but unpaid dividends (whether or not declared) thereon for the then-current dividend period to, but excluding, the date of redemption, without accumulation of any other undeclared dividends. Holders of Series B Preferred Stock will not have the right to require the redemption or repurchase of the Series B Preferred Stock.

Trade Date:	[—], 2014

Settlement Date:

[—], 2014 (T+[5])

Purchasers who wish to trade the Series B Preferred Stock on the date of pricing of the Series B Preferred Stock or the next succeeding business day will be required, by virtue of the fact that the Series B Preferred Stock initially will settle in T+[5], to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Public Offering Price:	$[—] per share of Series B Preferred Stock

Underwriting discounts and commissions:	$[—] per share of Series B Preferred Stock

Net Proceeds (before expenses) to Issuer:	$[—]

Joint Book-Running Managers:	Morgan Stanley & Co. LLC UBS Securities LLC

Lead Manager:	[—]

Listing:	We intend to apply to list the shares of Series B Preferred Stock on the NASDAQ Global Market.

CUSIP/ISIN:	[—] / [—]

This communication is intended for the sole use of the person to whom it is provided by us. The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649 or UBS Securities LLC at 1-877-827-6444 (ext. 561-3884).